Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
GeoEye, Inc.
Dulles, VA
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 15, 2007, relating to the consolidated financial statements, the effectiveness of GeoEye, Inc.’s internal control over financial reporting and schedules of GeoEye, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Bethesda, MD May 7, 2007